                                                                   EXHIBIT 10.18

                             ARRANGEMENT AGREEMENT

                                    BETWEEN

                               SOURCE MEDIA, INC.

                                   -- AND --

                                CABLESHARE INC.

                               November 13, 1996
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                               TABLE OF CONTENTS

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                                         ARTICLE 1.
                                       INTERPRETATION
            1.1    Definitions.............................................      5
            1.2    Currency................................................      8
            1.3    Number and Gender.......................................      8
            1.4    Entire Agreement........................................      8
            1.5    Interpretation..........................................      9
            1.6    Knowledge...............................................      9
            1.7    References to Statutes..................................      9
            1.8    Date of Any Action......................................      9
            1.9    Exhibits................................................      9

                                         ARTICLE 2.
                                       THE ARRANGEMENT
            2.1    Implementation Steps by Cableshare......................      9
            2.2    Implementation Steps by Source..........................     10
            2.3    Interim Order...........................................     10
            2.4    Articles of Arrangement.................................     10
            2.5    Cableshare Options......................................     11
            2.6    Cableshare Information Circular.........................     11
            2.7    Securities Compliance...................................     11
            2.8    Preparation of Filings..................................     11
            2.9    Exchangeable Shares Generally...........................     12
            2.10   Trustee.................................................     13
            2.11   Cableshare Shareholder List.............................     13
            2.12   Place of Closing........................................     13

                                         ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES OF CABLESHARE
            3.1    Incorporation, Status and Power.........................     13
            3.2    Subsidiaries............................................     13
            3.3    Authority...............................................     13
            3.4    Recommendation..........................................     13
            3.5    No Conflict.............................................     13
            3.6    Share Capitalization....................................     14
            3.7    Shareholder and Similar Agreements......................     14
            3.8    No Changes..............................................     14
            3.9    No Fee or Commission....................................     14
            3.10   Disclosure..............................................     14
            3.11   Material Facts..........................................     14

                                         ARTICLE 4.
                          REPRESENTATIONS AND WARRANTIES OF SOURCE
            4.1    Incorporation, Status and Power.........................     15
            4.2    Authority...............................................     15
            4.3    No Conflict.............................................     15
            4.4    Share Capitalization....................................     15
            4.5    Disclosure..............................................     15
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                                         ARTICLE 5.
                    SURVIVAL AND EFFECT OF REPRESENTATIONS AND WARRANTIES
            5.1    Repetition of Representations and Warranties............     15
            5.2    Survival of Representations and Warranties..............     15
            5.3    Reliance................................................     16

                                         ARTICLE 6.
                                   COVENANTS OF CABLESHARE
            6.1    Recommendation..........................................     16
            6.2    Operation of Cableshare.................................     16
            6.3    Notification............................................     17
            6.4    Access to Information...................................     17
            6.5    Depositary..............................................     17
            6.6    Compliance..............................................     17
            6.7    No Solicitations........................................     17
            6.8    Better Offers...........................................     17
            6.9    Exercise of Dissent Rights..............................     17

                                         ARTICLE 7.
                                     COVENANTS OF SOURCE
            7.1    Conduct of Source's Business............................     18
            7.2    Insurance...............................................     18
            7.3    Northstar Consent.......................................     18
            7.4    Notification............................................     18
            7.5    Exchangeable Shares.....................................     18

                                         ARTICLE 8.
                       COVENANTS REGARDING SATISFACTION OF CONDITIONS
            8.1    Satisfaction of Conditions..............................     19
            8.2    Defence of Proceedings..................................     19
            8.3    Notification............................................     19

                                         ARTICLE 9.
                       CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES
            9.1    Conditions in Favour of Both Parties....................     19
            9.2    Conditions in Favour of Source..........................     20
            9.3    Conditions in Favour of Cableshare......................     20

                                         ARTICLE 10.
                                  AMENDMENT AND TERMINATION
            10.1   Termination.............................................     20
            10.2   Effect of Termination...................................     21
            10.3   Expenses................................................     21
            10.4   Amendment...............................................     21
            10.5   Waiver Without Prejudice................................     21
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                                         ARTICLE 11.
                                           GENERAL
            11.1   Notices.................................................     21
            11.2   Survival................................................     22
            11.3   Further Assurances......................................     22
            11.4   Public Announcements....................................     22
            11.5   Binding Effect and Assignment...........................     22
            11.6   Waiver of Jury Trial....................................     22
            11.7   Severability............................................     22
            11.8   Specific Performance....................................     22
            11.9   Construction............................................     22
            11.10 Time of the Essence......................................     23
            11.11 Governing Law............................................     23
            11.12 Counterparts.............................................     23
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                                    EXHIBITS

           Exhibit 1 -- Plan of Arrangement
           Exhibit 2 -- Arrangement Resolution
           Exhibit 3 -- Support Agreement
           Exhibit 4 -- Voting and Exchange Trust Agreement
           Exhibit 5 -- Disclosure Exhibit

                             ARRANGEMENT AGREEMENT

     THIS AGREEMENT made as of the 13th day of November, 1996.

B E T W E E N :
                       SOURCE MEDIA, INC.,
                       a corporation existing under the laws of the State of Delaware,

                       (hereinafter referred to as the "Source"),

                                                              OF THE FIRST PART,

                                                - and -

                       CABLESHARE INC.,
                       a corporation existing under the laws of the Province of Ontario,

                       (hereinafter referred to as "Cableshare"),

                                                             OF THE SECOND PART.

     WHEREAS the parties have agreed, on the terms and subject to the conditions hereinafter provided, to enter into a transaction whereby Source will acquire all of the outstanding shares in the capital of Cableshare not currently owned by the Source Affiliates;

     AND WHEREAS the board of directors of Cableshare has determined that it would be in the best interests of Cableshare to enter into this Agreement and to recommend to the shareholders of Cableshare in writing that they vote in favour of a resolution approving the Arrangement, all on the terms and subject to the conditions hereinafter provided;

     AND WHEREAS the foregoing determination of the board of directors of Cableshare was made on the recommendation of the Special Committee following the receipt of an opinion from its financial advisor as to the fairness of the Arrangement from a financial point of view to Cableshare's shareholders (other than the Source Affiliates);

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants, representations and warranties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby expressly acknowledged by each party), the parties hereby agree as follows:

                                   ARTICLE 1.

                                 INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "ACQUISITION PROPOSAL" has the meaning ascribed thereto in section 6.7.

      "ACT" means the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16.

      "ARRANGEMENT" means the arrangement to be effected under the provisions of sections 182 and 183 of the Act on the terms and conditions set forth in the Plan of Arrangement, subject to any amendment to the Plan of Arrangement made in accordance therewith or at the direction of the Court in the Final Order.

      "ARRANGEMENT RESOLUTION" means the special resolution of Cableshare in content and form substantially similar to the form of special resolution appended hereto as Exhibit 2.

      "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Cableshare relating to the Arrangement.

      "AUDITED FINANCIAL STATEMENTS" means the consolidated balance sheet of Cableshare as at March 31, 1996 and the consolidated statements of earnings, deficit and changes in financial position for the year then ended, together in each case with the notes thereto and the auditors' report thereon, all as contained in the annual report of Cableshare for the fiscal year ended March 31, 1996.

      "AVERAGE TRADING PRICE OF SOURCE COMMON SHARES" means the number that equals the volume weighted average trading price, denominated in U.S. dollars, of Source Common Shares as reported on NASDAQ for the 20 days on which trading took place on NASDAQ ending on the Determination Date.

      "BUSINESS DAY" means a day which is not a Saturday, Sunday, a statutory holiday within the meaning of the Interpretation Act (Canada) or a day on which banks are required or permitted by law to be closed for business in Toronto, Ontario.

      "CABLESHARE DISCLOSURE DOCUMENTS" means, collectively:

      (a)  the Audited Financial Statements;

      (b)  the management proxy circular of Cableshare dated November 7, 1995;

      (c)  the Unaudited Financial Statements;

      (d) all material change reports filed by Cableshare with the OSC from and after March 31, 1996 to but excluding the date hereof; and

      (e) all press releases issued by Cableshare from and after March 31, 1996 to but excluding the date hereof;

      which disclosure documents have been filed under applicable securities
      Laws.

      "CABLESHARE INFORMATION CIRCULAR" means the management information circular of Cableshare to be prepared and sent to the shareholders of Cableshare in connection with the Cableshare Shareholders' Meeting.

      "CABLESHARE NEW COMMON SHARES" means shares in the new class of common shares in the capital of Cableshare described in subsection 2.4(a).

      "CABLESHARE OPTIONS" means those options to acquire Class A Shares from Cableshare that are described in the Cableshare Information Circular and that remain in existence at the Effective Time.

      "CABLESHARE SHAREHOLDERS' MEETING" means the annual and special meeting of the shareholders of Cableshare (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider, and if deemed advisable, approve the Arrangement, all as further described in subsection 2.1(b).

      "CERTIFICATE" means the certificate of arrangement giving effect to the reorganization of, and amendments to, the share capital of Cableshare effected by the Arrangement, issued pursuant to subsection 183(2) of the Act after the Articles of Arrangement have been filed.

      "CLASS A SHARES" means the Class A Subordinate Voting Shares without par value in the capital of Cableshare.

      "CLASS B SHARES" means the Class B Multiple Voting Shares without par value in the capital of Cableshare.

      "CONTRACT" means any agreement, contract, deed, indenture, licence, sub-licence, undertaking, arrangement, understanding, commitment or other document or oral statement creating or evidencing legal obligations.

      "COURT" means the Ontario Court of Justice (General Division).

      "DETERMINATION DATE" means the day which is the second Business Day prior to the date of the Cableshare Shareholders' Meeting.

      "DETERMINATION DATE FOREIGN EXCHANGE RATE" means the number (including any decimal fraction) which is the value in Canadian dollars of one U.S. dollar at the rate of exchange equal to the Bank of Canada's noon rate for such currencies on the Determination Date.

      "DIRECTOR" means the Director appointed under section 278 of the Act.

      "DISSENT RIGHTS" means the rights of dissent in respect of the Arrangement described in section 3.1 of the Plan of Arrangement.

      "EFFECTIVE DATE" means the date shown on the Certificate.

      "EFFECTIVE TIME" has the meaning ascribed thereto in the Plan of Arrangement.

      "ENCUMBRANCES" means all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances, rights of set-off and demands or rights of others of any nature or kind whatsoever, including any Contract for the purchase or transfer of any of Cableshare's property.

      "EXCHANGE ACT" means the United States Securities Exchange Act of 1934.

      "EXCHANGE RATIO" means the number equal to the lesser of: (a) the Average Trading Price of Source Common Shares multiplied by the Determination Date Foreign Exchange Rate and divided by C$2.25; and (b) 7.5.

      "EXCHANGEABLE SHARES" means shares in the new class of exchangeable shares in the capital of Cableshare described in subsection 2.4(a).

      "FINAL ORDER" means the final order of the Court approving the Arrangement following the application therefor as contemplated by subsection 2.1(a).

      "FINANCIAL STATEMENTS" means the Audited Financial Statements and the Unaudited Financial Statements.

      "INTERIM ORDER" means the interim order of the Court made in connection with the approval of the Arrangement following application therefor, as contemplated by subsection 2.1(a).

      "LAWS" means all statutes, regulations, statutory, rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, government, governmental authority or agency, statutory body (including The Toronto Stock Exchange) or self-regulatory authority, and the term "applicable" with respect to such Laws and in a context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

      "NASDAQ" means the National Association of Securities Dealers Automated Quotation National Market System.

      "NORTHSTAR CONSENT" means any consent that may be required in connection with the Arrangement in connection with the note agreement made as of March 28, 1996 between Source and Northstar Advantage High Total Return Fund.

      "ONTARIO SECURITIES ACT" means the Securities Act (Ontario), R.S.O. 1990,
      c. S.5.

      "OSC" means the Ontario Securities Commission.

      "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

      "PLAN OF ARRANGEMENT" means the plan of arrangement set out as Exhibit 1 to this Agreement, as the same may be amended as set out in Exhibit 1.

      "RECOMMENDATION" means the recommendation of the board of directors of Cableshare, made at its meeting held November 12, 1996, that holders of Class A Shares and Class B Shares vote in favour of the Arrangement Resolution at the Cableshare Shareholders' Meeting, all as described in the Cableshare Information Circular.

      "REPLACEMENT SOURCE OPTION" has the meaning ascribed thereto in section
      2.5.

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES ACT" means the United States Securities Act of 1933.

      "SOURCE AFFILIATES" means IT Network, Inc., a Texas corporation, and 997758 Ontario Inc., an Ontario corporation.

      "SOURCE COMMON SHARE" means a share of common stock of Source, par value U.S.$0.001.

      "SOURCE DISCLOSURE DOCUMENTS" means, collectively:

      (a) the prospectus dated December 7, 1995 in relation to the offering of 2,350,000 Source Common Shares;

      (b) the consolidated balance sheet of Source as at December 31, 1995 and the consolidated statements of operations, stockholders' equity (capital deficiency) and cash flows for the year then ended, together in each case with the notes thereto and the auditors' report thereon, all as contained in the annual report of Source for the fiscal year ended December 31, 1995;

      (c) the Form 10-K filed by Source with the SEC for the fiscal year ended December 31, 1995, including the documents incorporated therein by reference;

      (d) the management proxy statement of Source for the annual meeting of stockholders held May 22, 1996;

      (e) all Forms 10-Q filed by Source with the SEC since December 31, 1995;
          and

      (f) all Forms 8-K filed by Source with the SEC since December 7, 1995;

      which disclosure documents have been filed under applicable securities
      Laws.

      "SPECIAL COMMITTEE" means the special committee of the directors of Cableshare, consisting of directors who are neither officers of Cableshare nor officers or directors of Source, that has considered the Arrangement and made a recommendation regarding it to the board of directors of Cableshare.

      "SPECIAL SHARES" means the Special Shares without par value in the capital of Cableshare.

      "SPECIAL VOTING SHARE" means a share in the Special Voting Stock of Source as described in the Voting and Exchange Trust Agreement.

      "SUBSIDIARY" means any one of Cableshare International Inc., a Barbados limited company, Cableshare B.V., a Netherlands corporation, and Cableshare (U.S.) Limited, an Illinois corporation, and "Subsidiaries" means all of them collectively.

      "SUPPORT AGREEMENT" means an agreement to be made between Source and Cableshare on the terms and conditions set forth in Exhibit 3 hereto, together with such other terms and conditions as may be customary for agreements of a similar nature and as may be agreed to by the parties, acting reasonably.

      "TERMINATION DATE" means December 31, 1996.

      "TRUSTEE" means the trustee referred to in section 2.10.

      "UNAUDITED FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of Cableshare as at September 30, 1996 and the consolidated statements of earnings and changes in financial position for the six-month period ended September 30, 1996, all as contained in the Cableshare Information Circular.

      "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made between Source, Cableshare and the Trustee on the terms and conditions set forth in Exhibit 4 hereto, together with such other terms and conditions as may be customary for agreements of a similar nature or as may be agreed to by the parties, acting reasonably.

1.2 CURRENCY. References to "C$" or "Canadian dollars" in this Agreement are to the lawful currency of Canada. References to "U.S.$" or "U.S. dollars" are to the lawful currency of the United States.

1.3 NUMBER AND GENDER. In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders. The use of the words "any" or "a" in relation to a group or class of Persons or things shall, unless the context otherwise requires, refer to any one Person or thing included in that group or class.

1.4 ENTIRE AGREEMENT. This Agreement, including its Exhibits, constitutes the entire agreement between the parties hereto and their affiliates with respect to the subject matter hereof and except as hereinafter provided supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the offer letters sent on August 30, 1996 and October 28, 1996 by Source to the Special Committee (in respect of which Cableshare and Source acknowledge and agree that any agreement made thereunder is terminated in accordance with its terms upon the execution and delivery by the parties hereto of this Agreement). Each of Source and Cableshare acknowledges and agrees that any confidentiality agreement made between Cableshare and Source relating to the subject matter hereof is superseded by this Agreement to the extent of any inconsistency or conflict between this Agreement and that agreement and to the extent that the compliance by any party with its covenants under this Agreement constitutes a default under or non-compliance by that party with its covenants under that agreement, but otherwise any such confidentiality agreement remains in full force and effect. Cableshare further acknowledges and agrees that all such confidentiality agreements shall be terminated without further notice or action upon the issuance by the Director of the Certificate. There are no covenants, conditions, agreements, representations, warranties or other terms or provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.5 INTERPRETATION. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and neither such division nor the insertion of such headings shall affect the construction or interpretation hereof. The terms "this Agreement", "herein", "hereof", "hereunder" and similar expressions refer to this arrangement agreement, including the Exhibits hereto, and not to any particular article, section, subsection, paragraph or other portion hereof, and any agreement or instrument supplementary or ancillary hereto. When used herein, "including" shall mean "including, without limitation".

1.6 KNOWLEDGE. For the purposes of section 3.7, "to the knowledge of Cableshare" refers to the actual knowledge of the senior officers of Cableshare after due inquiry of the relevant employees of Cableshare and due review of all documents in the possession or under the control of Cableshare.

1.7 REFERENCES TO STATUTES. Any reference herein to any statute or legislation shall be deemed to be a reference to such statute or legislation and all regulations and rules made thereunder, in each case as amended, supplemented, replaced, consolidated or superseded from time to time.

1.8 DATE OF ANY ACTION. In the event that the date on which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.9 EXHIBITS. The following Exhibits are annexed to and incorporated into this Agreement by reference and are deemed to be a part hereof:

            Exhibit 1 -- Plan of Arrangement
            Exhibit 2 -- Arrangement Resolution
            Exhibit 3 -- Support Agreement
            Exhibit 4 -- Voting and Exchange Trust Agreement
            Exhibit 5 -- Disclosure Exhibit

                                   ARTICLE 2.

                                THE ARRANGEMENT

2.1 IMPLEMENTATION STEPS BY CABLESHARE. Cableshare covenants in favour of Source that it shall:

      (a) as soon as reasonably practicable, and in any event not later than the third Business Day following the date hereof, apply in a manner acceptable to Source, acting reasonably, under subsection 182(5) of the Act for an order approving the Arrangement and for an interim order as described in section 2.2, and thereafter proceed with and diligently pursue the obtaining of such interim order;

      (b) convene and hold a special meeting of the holders of the outstanding Class A Shares and Class B Shares of Cableshare for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

      (c) subject to obtaining such shareholder approval as is required by the Interim Order, proceed with and diligently pursue the application to the Court for a final order approving the Arrangement under paragraph 182(5)(f) of the Act;

      (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director for endorsement and filing by the Director, pursuant to section 273 of the Act, the Articles of Arrangement, containing share provisions in form and content substantially similar to those appended to the Plan of Arrangement, and such other documents as may be required in connection therewith under the Act to give effect to the Arrangement;

      (e) forthwith following the filing of the Articles of Arrangement with the Director, execute and deliver the Support Agreement; and

      (f) forthwith following the filing of the Articles of Arrangement with the Director, execute and deliver the Voting and Exchange Trust Agreement.

2.2 IMPLEMENTATION STEPS BY SOURCE. Source covenants in favour of Cableshare that it shall, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each party:

      (a) execute and deliver the Support Agreement;

      (b) execute and deliver the Voting and Exchange Trust Agreement; and

      (c) issue to the Trustee the Special Voting Share.

2.3 INTERIM ORDER. The notice of motion for the application referred to in subsection 2.1(a) shall request that the Interim Order provide:

      (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Cableshare Shareholders' Meeting and for the manner in which such notice is to be provided;

      (b) that holders of outstanding Class A Shares and Class B Shares as such shall be entitled to vote on the Arrangement Resolution together as a single class, and not as separate classes, and holders of Class A Shares shall be entitled to one vote for each Class A Share held of record and holders of Class B Shares shall be entitled to 20 votes for each Class B Share held of record;

      (c) that the requisite shareholder approval for the Arrangement
          Resolution shall be 66- 2/3% of the votes cast on the Arrangement Resolution by holders of Class A Shares and Class B Shares present in person or by proxy at the Cableshare Shareholders' Meeting, voting together, and a majority of the votes cast on the Arrangement Resolution by holders of Class A Shares and holders of Class B Shares present in person or by proxy at the Cableshare Shareholders' Meeting excluding shares held by the Source Affiliates and other Persons whose votes would be excluded for the purpose of determining "minority approval" as such term is defined in Policy 9.1 of the OSC;

      (d) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Cableshare, including quorum requirements all other matters, shall apply in respect of the Cableshare Shareholders' Meeting; and

      (e) for the grant of the Dissent Rights.

2.4 ARTICLES OF ARRANGEMENT. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement (including as described in section 2.9), provide as follows:

      (a) the authorized share capital of Cableshare shall be increased by the creation of an unlimited number of a new class of common shares ("Cableshare New Common Shares"), an unlimited number of a new class of exchangeable shares ("Exchangeable Shares") if the same are to be issued pursuant to the Plan of Arrangement, and an unlimited number of a new class of preferred shares, issuable in series, each such class having the rights, privileges, restrictions and conditions described with respect to it in the Plan of Arrangement;

      (b) the authorized share capital of Cableshare shall be decreased by cancelling all of the authorized but unissued Class A Shares and Class B Shares;

      (c) each shareholder of Cableshare who has elected to receive Exchangeable Shares will receive that number of Exchangeable Shares equal to the aggregate number of Class A Shares and Class B Shares held of record by it, divided by the Exchange Ratio, provided that Exchangeable Shares are to be issued pursuant to the Plan of Arrangement;

      (d) each other shareholder of Cableshare (other than shareholders who exercise Dissent Rights and who are ultimately entitled to be paid the fair value of the Class A Shares and Class B Shares held by them), and other than the Source Affiliates, will receive that number of Source Common Shares equal to the aggregate number of Class A Shares and Class B Shares held of record by it, divided by the Exchange Ratio;

      (e) immediately following the exchanges outlined in paragraph (d) above, each issued and outstanding Class A Share and Class B Share (all of which will be held by Source or the Source Affiliates) will be converted into one Cableshare New Common Share; and

      (f) the stated capital attributable to the Cableshare New Common Shares and the Exchangeable Shares will be as set out in the Plan of Arrangement.

2.5   CABLESHARE OPTIONS.

      At the Effective Time, each of the Cableshare Options shall be exchanged for an option (a "Replacement Source Option") to purchase that number of Source Common Shares equal to the number of Class A Shares or Class B Shares subject to the Cableshare Option at the Effective Time divided by the Exchange Ratio, or, at the election of the holder of each Cableshare Option in the event that Exchangeable Shares are to be issued in accordance with the Plan of Arrangement, the Cableshare Option shall become an option to purchase that number of Exchangeable Shares equal to the Class A Shares or Class B Shares subject to the Cableshare Option at the Effective Time divided by the Exchange Ratio, provided that no Replacement Source Option shall be exercisable unless the corresponding Cableshare Option has first been terminated by the holder thereof without having been exercised. The Replacement Source Options and the Cableshare Options shall provide for an exercise price per Source Common Share (or Exchangeable Share) equal to the exercise price per share of such Cableshare Option immediately prior to the Effective Time multiplied by the Exchange Ratio. If the foregoing calculation results in a Replacement Source Option or Cableshare Option being exercisable for a fraction of a Source Common Share (or Exchangeable Share), then the number of Source Common Shares (or Exchangeable Shares) subject to such option shall be rounded down to the next whole number of Source Common Shares (or Exchangeable Shares) and the total exercise price for the option will be reduced by the exercise price of the fractional Source Common Share (or Exchangeable Share). The term to expiry, conditions to and manner of exercising, vesting schedule, status under of the United States Internal Revenue Code, and all other terms and conditions of the Replacement Source Options and Cableshare Options will otherwise be unchanged. Source shall reserve a sufficient number of Source

Common Shares (and, as applicable, Cableshare shall reserve a sufficient number of Exchangeable Shares) for issuance upon exercise of the Replacement Source Options and the Cableshare Options.

2.6 CABLESHARE INFORMATION CIRCULAR. As promptly as practicable after the execution and delivery of this Agreement, Source and Cableshare shall prepare the Cableshare Information Circular together with any other documents required by the Securities Act, the Exchange Act, the Ontario Securities Act or other applicable Law in connection with the Arrangement, and Cableshare shall cause the Cableshare Information Circular and other documentation required in connection with the Cableshare Shareholders' Meeting to be mailed to each holder of Class A Shares and Class B Shares and filed as required with the SEC (if necessary), the OSC and any other securities regulatory authority having jurisdiction, all at the expense of Source and in accordance with National Policy No. 41 of the Canadian Securities Administrators, the Interim Order and applicable Law.

2.7 SECURITIES COMPLIANCE. Source and Cableshare shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance and first resale of (a) the Exchangeable Shares and Source Common Shares pursuant to the Arrangement, (b) the Source Common Shares upon exchange of the Exchangeable Shares, and (c) Source Common Shares or Exchangeable Shares upon the exercise of the Replacement Source Options or Cableshare Options, in each case without qualification with, or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any governmental or regulatory authority under any Canadian federal, provincial or territorial Law or pursuant to the rules and regulations of any regulatory authority administering such Law, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of
(x) a holder being a "control person" of Source or Cableshare for purposes of Canadian federal, provincial or territorial securities Law, (y) any unusual effort being made to prepare the market or create a demand for the securities, or (z) any extraordinary commission or consideration being paid in respect of the trade).

2.8  PREPARATION OF FILINGS.

     (a) Source and Cableshare shall cooperate in:

         (i)   the preparation of any application for the orders referred to in section 2.7, and any other documents reasonably deemed by Source or Cableshare to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

         (ii) the taking of all such action as may be required under any applicable provincial, territorial or state securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and the Source Common Shares in connection with the Arrangement; provided, however, that with respect to United States blue sky and Canadian provincial qualifications neither Source nor Cableshare shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Source Common Shares; and

         (iii) the taking of all such action as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

     (b) Each of Source and Cableshare shall furnish to the other all such information concerning it and its shareholders as may be required for the effectuation of the actions described in sections 2.6 and 2.7 and the foregoing provisions of this section 2.8, and each covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in light of the circumstances in which it is furnished or to be used.

      (c) Source and Cableshare shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Cableshare Information Circular or an application for an order described in section 2.7 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that otherwise requires an amendment or supplement to the Cableshare Information Circular or such application. In any such event, Source and Cableshare shall cooperate in the preparation of a supplement or amendment to the Cableshare Information Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Source or Cableshare and/or filed with the OSC and other relevant securities regulatory authorities.

      (d) Each party shall ensure that the Cableshare Information Circular complies with all applicable Laws except as relate to the disclosure of information regarding the other party (and, with respect to Source, except as relate to matters coming before the Cableshare Shareholders' Meeting other than the Arrangement Resolution), and, without limiting the generality of the foregoing, provides holders of Class A Shares and Class B Shares receiving the Cableshare Information Circular with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be before them at the Cableshare Shareholders' Meeting.

      (e) Each party shall promptly notify the other of the receipt of any comments from the staff of any securities regulatory authority on the Cableshare Information Circular and of any request by the staff of any securities regulatory authority for any amendment thereof or supplement thereto, and shall supply the other with copies of all correspondence received from the staff of any securities regulatory authority with respect to the Cableshare Information Circular.

2.9 EXCHANGEABLE SHARES GENERALLY. In the event that holders of Class A Shares and Class B Shares resident in Canada have elected in accordance with the Plan of Arrangement to receive Exchangeable Shares in respect of fewer than 50% of the Class A Shares and Class B Shares (taken together, but excluding those Class A Shares and Class B Shares held by the Source Affiliates and (without duplication) those not held by residents of Canada) outstanding immediately prior to the Effective Time, then, in accordance with the Plan of Arrangement, the Exchangeable Shares shall not be added to the authorized capital of Cableshare, no Person need execute or deliver (or use any efforts to cause any other Person to execute and deliver) the Voting and Exchange Trust Agreement or the Support Agreement, holders of Class A Shares and Class B Shares shall receive only Source Common Shares under the Arrangement, and all other provisions of this Agreement relating to Exchangeable Shares shall be deemed to never have been in force or to have had effect insofar (and only insofar) as they relate to Exchangeable Shares.

2.10 TRUSTEE. Source shall use its reasonable efforts to (a) identify a corporate trustee, acceptable to Cableshare, acting reasonably, to be the trustee under the Voting and Exchange Trust Agreement, and (b) have such trustee execute and deliver, forthwith following the grant of the Final Order, the Voting and Exchange Trust Agreement.

2.11 CABLESHARE SHAREHOLDER LIST. Cableshare shall cause a list of Cableshare shareholders as of the record date for the Cableshare Shareholders' Meeting and shareholder mailing information, in a form suitable for soliciting Cableshare Shareholders, to be prepared by the transfer agent of Cableshare and to be delivered to Source no later than the Business Day after such record date.

2.12 PLACE OF CLOSING. The execution and delivery of the documents required to effectuate the Arrangement (the "Closing") shall take place at the offices of Davies, Ward & Beck, Suite 4400, 1 First Canadian Place, Toronto, Ontario, or at such other place as to which the parties may agree.

                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF CABLESHARE

      Cableshare represents and warrants to and in favour of Source as follows.

3.1 INCORPORATION, STATUS AND POWER. Cableshare is a corporation duly incorporated, organized and validly existing under the laws of the Province of Ontario and has all requisite corporate power to own or lease its property, to carry on its operations as now carried on or currently proposed to be carried on, to execute and deliver this Agreement and to perform its obligations hereunder.

3.2 SUBSIDIARIES. Cableshare has no direct or indirect subsidiaries (as such term is defined in the Act) other than the Subsidiaries. Cableshare is the registered and beneficial holder, free from all Encumbrances, of all of the issued and outstanding securities (including shares in the capital) of each Subsidiary. Each Subsidiary is a corporation duly incorporated, organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own or lease its property, to carry on its operations as now carried on or currently proposed to be carried on. There exists no Contract or other arrangement or circumstance under which any Person other than Cableshare (or Persons who are officers or directors of Cableshare) has the power or ability to manage or direct the conduct of the business and affairs of any Subsidiary.

3.3 AUTHORITY. The execution and delivery of this Agreement by Cableshare and the performance by Cableshare of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Cableshare and, subject to obtaining the requisite shareholder approvals contemplated in the Interim Order, no other corporate proceedings on the part of Cableshare are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cableshare and constitutes a legal, valid and binding obligation of Cableshare enforceable against it by Source in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally.

3.4 RECOMMENDATION. The board of directors of Cableshare has adopted the Recommendation following the receipt by it of a recommendation from the Special Committee and an opinion from the financial advisor to the Special Committee that the terms of the Arrangement as proposed in the Plan of Arrangement are fair from a financial point of view to Cableshare's shareholders (other than the Source Affiliates).

3.5 NO CONFLICT. Except as disclosed in Exhibit 5, the execution and delivery of this Agreement and the performance by Cableshare of its obligations hereunder do not and will not:

      (a) conflict with or breach in any material respect (i) the constating documents or by-laws of Cableshare or the resolutions of its directors or shareholders, (ii) Contracts binding on Cableshare, or (iii) Laws applicable to Cableshare or any Subsidiary;

      (b) give rise to any right to terminate or any restriction on the rights or benefits of Cableshare or any Subsidiary under any material Contract to which Cableshare or any Subsidiary is a party; or

      (c) result in the imposition of any Encumbrance on any material asset of Cableshare or any Subsidiary.

3.6    SHARE CAPITALIZATION.

      (a) The authorized capital of Cableshare consists of an unlimited number of Special Shares, an unlimited number of Class A Shares and an unlimited number of Class B Shares.

      (b) As at the date hereof: (i) 11,950,088 Class A Shares and 2,432,517 Class B Shares are issued and outstanding; (ii) no Special Shares are issued and outstanding; and (iii) there are no other issued and outstanding shares in the capital of Cableshare.

      (c) All issued and outstanding shares of Cableshare have been validly authorized and issued and are fully paid and non-assessable. The Class A Shares and Class B Shares are listed and posted for trading on The Toronto Stock Exchange, but not on any other exchange or stock quotation and trading system.

      (d) There are no options, warrants, conversion privileges, calls or other rights of any nature whatsoever, and no Contract or any other document under which Cableshare is obligated, contingently or otherwise, to issue or sell any shares in the capital stock of Cableshare or securities or obligations of any kind convertible into or exchangeable for any shares in the capital stock of Cableshare, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attributes of Cableshare, except for (i) the options to acquire Class A Shares described as to date of grant, number of Class A Shares under option, holder, option exercise price and expiry date described in the Cableshare Information Circular, and
          (ii) the rights of holders of Class B Shares to convert each Class B Share into a Class A Share in accordance with the articles of Cableshare. No holder of Cableshare shares is entitled to any pre-emptive or other similar rights in respect of shares in the capital of Cableshare.

3.7 SHAREHOLDER AND SIMILAR AGREEMENTS. To the knowledge of Cableshare, there are no shareholder, pooling, voting trust or other agreements relating to the issued and outstanding shares of Cableshare.

3.8    NO CHANGES. Since the date of the Audited Financial Statements:

      (a) Cableshare and each Subsidiary has carried on its affairs in the ordinary course consistent with past practice; and

      (b) Cableshare has not made any change in its accounting principles and practices as theretofore applied, including the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained.

3.9 NO FEE OR COMMISSION. Except as described as to payee and amount in the Cableshare Information Circular, Cableshare is not liable for any brokers' fee, financial advisory fee or commission in connection with any transaction contemplated by this Agreement.

3.10 DISCLOSURE. The Cableshare Disclosure Documents, when taken together and as at their respective dates, include all documents that Cableshare has been required by Laws applicable to it to file with the OSC since March 31, 1996, were prepared in accordance with the requirements of applicable Laws and did not, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made. This Agreement contains no untrue statement of a material fact and does not omit to state any material fact required to be stated herein or necessary in order to make the statements made herein not misleading in light of the circumstances under which they are made. No material fact exists on the date hereof which has not been disclosed in the Cableshare Disclosure Documents which, if publicly disclosed, would reflect that an adverse material change (or any event, condition or state of facts which might reasonably be expected to give rise to any such material change) had occurred in the affairs, capital, assets, liabilities, financial condition, operations or prospects of Cableshare.

3.11 MATERIAL FACTS. Cableshare has attempted in good faith to deliver all documents that Cableshare is reasonably able to deliver or cause to be delivered that have been requested by Source or its advisors, and has not withheld any material fact actually known to Cableshare in responding to the inquiries made to it in writing by Source or its advisors in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF SOURCE

      Source represents and warrants to and in favour of Cableshare as follows.

4.1 INCORPORATION, STATUS AND POWER. Source is a corporation duly incorporated, organized and validly existing under the laws of the State of Delaware and has all requisite corporate power to own or lease its property, to carry on its operations as now carried on or currently proposed to be carried on, to execute and deliver this Agreement and to perform its obligations hereunder.

4.2 AUTHORITY. The execution and delivery of this Agreement by Source and the performance by Source of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Source and no other corporate proceedings on the part of Source are necessary to authorize this Agreement or consummate the transactions contemplated hereby, including the issuance of Source Common Shares as contemplated pursuant to the Arrangement. This Agreement has been duly executed and delivered by Source and constitutes a legal, valid and binding obligation of Source enforceable against it by Cableshare in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally.

4.3 NO CONFLICT. The execution and delivery of this Agreement and the performance by Source of its obligations hereunder do not and will not:

      (a) conflict with or breach in any material respect (i) the constating documents or by-laws of Source or the resolutions of its directors or shareholders; (ii) Contracts binding on Source; or (iii) Laws applicable to Source;

      (b) give rise to any right to terminate or any restriction on the rights or benefits of Source under any material Contract to which Source is a party; or

      (c) result in the imposition of any Encumbrance on any material asset of Source.

4.4    SHARE CAPITALIZATION.

      (a) The authorized capital of Source consists of 1,000,000 shares of Preferred Stock, U.S.$0.001 par value, 50,000,000 Source Common Shares, and an unlimited number of shares of treasury stock.

      (b) As at the date hereof: (i) 9,945,690 Source Common Shares are issued and outstanding; (ii) no shares of Preferred Stock are issued and outstanding; and (iii) there are no other outstanding shares in the capital of Source.

      (c) All issued and outstanding shares of Source have been validly authorized and issued and are fully paid and non-assessable. The Source Common Shares are listed and posted for trading on NASDAQ, but not on any other exchange or stock quotation and trading system.

4.5 DISCLOSURE. The Source Disclosure Documents, when taken together and as at their respective dates, include all documents that Source has been required by Laws applicable to it to file with the SEC since December 7, 1995, were prepared in accordance with the requirements of applicable Laws and did not, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made and, in particular, no material fact exists on the date hereof that has not been disclosed in the Source Disclosure Documents which, if publicly disclosed, would reflect that an adverse material change (or any event, condition or state of facts which might reasonably be expected to give rise to any such material change) had occurred in the affairs, capital, assets, liabilities, financial condition, operations or prospects of Source.

                                   ARTICLE 5.

             SURVIVAL AND EFFECT OF REPRESENTATIONS AND WARRANTIES

5.1 REPETITION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the parties shall be deemed to be repeated on the date hereof and on the Effective Date.

5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement and the day after the Effective Date.

5.3 RELIANCE. No investigation by either party or its advisors will affect the representations and warranties of the other party or diminish the first party's reliance on any of them.

                                   ARTICLE 6.

                            COVENANTS OF CABLESHARE

      Cableshare covenants in favour of Source as follows.

6.1 RECOMMENDATION. Subject to section 6.8, the Recommendation shall be reflected in the Cableshare Information Circular.

6.2 OPERATION OF CABLESHARE. Until the earlier of the termination of this Agreement and the Effective Date and subject to the terms of this Agreement, Cableshare shall, and shall cause each Subsidiary to, except with the prior written consent of Source:

      (a) carry on its operations only in, and not take any action except in, the ordinary course in substantially the same manner as heretofore carried on and use all reasonable efforts to preserve intact its present organization, licences and permits, comply with applicable Laws and orders, maintain all beneficial relationships, retain the benefit of all material Contracts and retain the services of its employees to the end that its goodwill and operations shall be maintained;

      (b) not issue, sell or authorize the issuance or sale, or grant any right to acquire of any nature whatsoever any securities of Cableshare (except pursuant to the exercise of the Options or the conversion into Class A Shares or Class B Shares now outstanding), or split, combine, reclassify any share or effect any other change in its share capital;

      (c) not purchase or propose the purchase of any of its shares of any class or securities convertible into or rights, warrants or options to acquire any such shares or other exchangeable or convertible securities, or the conversion of convertible securities outstanding on the date hereof;

      (d) not sell, transfer, convey, assign, encumber or otherwise dispose of any material asset except for fair value in the normal course of business, consistent with the practice in prior periods;

      (e) not sell, transfer, convey, assign, encumber or otherwise dispose of any equity interest in any Subsidiary;

      (f) not acquire or agree to acquire any assets or securities of or make any investment in or loan to any Person, or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any Person, except that Cableshare may acquire assets in the ordinary course of its business, consistent with the practice in prior periods;

      (g) not pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business since September 30, 1996 consistent with past practice;

      (h) not incur, commit to incur or guarantee the payment of indebtedness for borrowed money or issue any debt securities;

      (i) not make any material tax election inconsistent with past practices or settle or compromise any material federal, provincial, state, local or foreign tax liability or agree or seek an extension to the filing of any return or other filing relating to the assessment or payment of taxes;

      (j) not terminate or amend any material Contract or enter into any material Contract;

      (k) not adopt or amend any employee benefit, bonus, savings, deferred compensation, stock option, stock purchase, stock appreciation, group insurance, profit sharing, retirement, health, dental, vision, employment or unemployment, education, disability or like plans, programs or arrangements under which Cableshare or any Subsidiary has any obligation (other than the Canada Pension Plan and programs administered under the Workers Compensation Act (Ontario) and the Unemployment Insurance Act (Canada)), or any pension plan for the benefit of the current or former employees of Cableshare or any Subsidiary or their spouses, children, dependants, beneficiaries or estates; and

      (l) not enter into any Contract to do any act or thing it is required not to do by the foregoing provisions of this section 6.2.

6.3 NOTIFICATION. Cableshare shall promptly notify Source orally and in writing of (as and when Cableshare becomes aware of the same):

      (a) any material change in the working capital, financial condition, assets, liabilities, operations or prospects of Cableshare or any Subsidiary;

      (b) any litigation, proceeding, third party complaint or regulatory action that could materially adversely affect any of the working capital, financial condition, assets, liabilities, operations or prospects of Cableshare or any Subsidiary;

      (c) all relevant details of any proposal or offer of the type referred to in section 6.7, or of the possibility of any such proposal or offer being made by any Person; and

      (d) the occurrence or failure to occur of any event or matter that may cause any representation or warranty of Cableshare hereunder to be untrue or inaccurate at any time.

6.4 ACCESS TO INFORMATION. Cableshare shall provide Source and its advisors with such information and documentation relating to Cableshare and the Subsidiaries (including its books and records), and such access to the directors, officers, employees, agents, auditors and advisors to and facilities of Cableshare and such Subsidiaries, as Source may reasonably request from time to time.

6.5 DEPOSITARY. Cableshare shall permit and direct Cableshare's registrar and transfer agent to act as Source's depositary under the Arrangement.

6.6 COMPLIANCE. Cableshare shall ensure that the Cableshare Shareholders' Meeting is conducted in compliance with the articles and by-laws of Cableshare and with the Interim Order.

6.7 NO SOLICITATIONS. Cableshare shall not directly or indirectly make, solicit, initiate or encourage enquiries or the submission of proposals or offers from any Person other than Source relating to the acquisition, recapitalization, merger, amalgamation, arrangement, purchase or dissolution of Cableshare or, except with the prior written consent of Source, of any Subsidiary or other material assets or any ownership or debt interest of or in Cableshare or any similar or business combination transaction (any of the foregoing proposals or offers being referred to herein as an "Acquisition Proposal"), or participate in discussions or negotiations, or in any way assist, facilitate or cooperate with any Person other than Source seeking to do any of the foregoing, including by furnishing information to any such Person, provided that the foregoing shall not prevent the board of directors of Cableshare from responding to any bona fide offer, proposal or enquiry made by a third party in connection with the foregoing and providing information to such a Person if, in the opinion of the directors, acting in good faith and upon the advice of their financial and legal advisors, the failure to do so would be inconsistent with the directors' fiduciary duties under applicable Law.

6.8    BETTER OFFERS.

      (a) If a competing bona fide Acquisition Proposal is made that is more favourable from a financial point of view to shareholders of Cableshare (other than the Source Affiliates), then the board of directors of Cableshare may withdraw the Recommendation and may support the competing bona fide Acquisition Proposal provided that, in the opinion of the directors, acting in good faith and upon the advice of their financial and legal advisors, the failure to do so would be inconsistent with the directors' fiduciary duties under applicable Law.

      (b) Cableshare and its board of directors may cause any withdrawal of the Recommendation and any support for or recommendation of a competing bona fide Acquisition Proposal made as permitted by subsection 6.8(a) to be reflected in a public announcement and in an information circular or amendment thereto.

6.9 EXERCISE OF DISSENT RIGHTS. Cableshare shall give Source (a) prompt notice of any written demands of holders of Class A Shares or Class B Shares in exercise of the Dissent Rights, withdrawals of such demands, and any other instruments served pursuant to the Act and received by Cableshare, and (b) the opportunity to participate in all negotiations and proceedings with respect to such rights. Cableshare shall not, except with the prior written consent of Source, voluntarily make any payment with respect to any such rights or offer to settle or settle any such rights.

                                   ARTICLE 7.

                              COVENANTS OF SOURCE

      Source covenants in favour of Cableshare as follows.

7.1 CONDUCT OF SOURCE'S BUSINESS. Until the earlier of the termination of this Agreement and the Effective Date, Source shall not:

      (a) amend its constating documents in any manner that would consolidate, subdivide, reorganize, reclassify or otherwise affect the terms of the Source Common Shares;

      (b) acquire or agree to acquire, by amalgamation or consolidation with, or by purchasing equity of, any other Person or all or substantially all of the business and assets of any other Person, other than a subsidiary of Source (as that term is defined in the Act) or pursuant to this Agreement;

      (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock;

      (d) sell, transfer or dispose of all or substantially all of its business and assets; or

      (e) enter into any Contract to do any of the foregoing acts or things.

7.2 INSURANCE. If the Arrangement becomes effective, Source shall cause Cableshare and its successors to continue for two years after the Effective Date to indemnify the officers and directors and former officers and directors of Cableshare for claims made during such period relating to their acts or omissions on or prior to the Effective Date on terms substantially similar to those of the indemnity now provided by Cableshare to its officers and directors as provided for in the by-laws of Cableshare as currently in effect, provided that insurance coverage in respect of such indemnity can be obtained on reasonable terms.

7.3 NORTHSTAR CONSENT. Until the Arrangement has become effective and Source has issued the Source Common Shares required by subsection 2.2(d) or 2.3(c) of the Plan of Arrangement, Source shall:

      (a) if necessary, obtain and, once obtained, not consent to the amendment, termination or withdrawal of the Northstar Consent or waive or suffer any non-compliance with any right, benefit or covenant in its favour therein contained, except with the prior written consent of Cableshare;

      (b) if necessary, obtain and, once obtained, use its best efforts to keep in full force and effect the Northstar Consent; and

      (c) do all such acts and things as may be necessary for Source to issue the Source Common Shares required by subsection 2.2(d) or 2.3(c) of the Plan of Arrangement, as applicable.

7.4 NOTIFICATION. Source shall promptly notify Cableshare orally and in writing of (as and when Source becomes aware of the same):

      (a) any material change in the working capital, financial condition, assets, liabilities, operations or prospects of Source, on a consolidated basis;

      (b) any litigation, proceeding, third party complaint or regulatory action that could materially adversely affect any of the working capital, financial condition, assets, liabilities, operations or prospects of Source, on a consolidated basis; and

      (c) the occurrence or failure to occur of any event or matter that may cause any representation or warranty of Source hereunder to be untrue or inaccurate at any time.

7.5 EXCHANGEABLE SHARES. If the Arrangement becomes effective and the Exchangeable Share Condition is satisfied, Source shall:

      (a) use its best efforts to ensure that Cableshare remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as there are Exchangeable Shares outstanding (other than those held by Source or the Source Affiliates); and

      (b) if there are Exchangeable Shares outstanding (other than those held by Source or the Source Affiliates) when Source is eligible to file a registration statement on form S-3 in respect of Source Common Shares under the Securities Act, cause Cableshare to list the Exchangeable Shares on a stock exchange in Canada (and, if necessary in connection therewith, Source shall file a registration statement with the SEC relating to Source Common Shares), provided that Source shall not be obligated hereby to file any registration statement with the SEC at any time when Source is in the course of making a public offering or distribution of its securities or for 90 days following such an offering or distribution, and further provided that nothing in this section 7.5 shall derogate from any provisions hereof relating to the redemption, retraction, exchange or call of Exchangeable Shares.

                                   ARTICLE 8.

                 COVENANTS REGARDING SATISFACTION OF CONDITIONS

8.1 SATISFACTION OF CONDITIONS. Each of Cableshare and Source covenants in favour of the other party that it shall use all reasonable commercial efforts to satisfy (or cause the satisfaction of) as and when required in accordance herewith the conditions precedent to both parties' obligations hereunder that are reasonably capable of being performed by that party and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable Laws and regulations to complete the Arrangement as soon as reasonably practicable and, if reasonably practicable, on or before December 31, 1996. In particular, and without limiting the generality of the foregoing, each party shall cooperate with the other party in the preparation of all necessary documents and filings and in the obtaining of all governmental and other third party consents, waivers and approvals necessary or desirable to effect the Arrangement and to satisfy the conditions precedent to the parties' respective obligations hereunder, including the obtaining of the Interim Order and the Final Order as provided in section 2.1, the preparation of the Cableshare Information Circular and the holding of the Cableshare Shareholders' Meeting. In addition to, but not in limitation of, the foregoing, Cableshare shall use all reasonable commercial efforts to secure all consents from the National Research Council or its successors that are necessary in order for the Arrangement to be completed.

8.2 DEFENCE OF PROCEEDINGS. Each party shall defend all lawsuits and other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and shall use its best efforts to have lifted or rescinded any injunction or restraining order or other order that may adversely affect the ability of the parties to consummate the transactions contemplated hereby.

8.3 NOTIFICATION. Each party shall promptly notify the other party orally and in writing (as and when such party becomes aware of the same) of:

      (a) any failure of such party to comply with its obligations under this Agreement and any failure or anticipated failure to satisfy any condition in favour of that party under this Agreement; and

      (b) the taking of any action, act, suit or proceeding of a type described in subsection 9.1(d) or 9.2(e).

                                   ARTICLE 9.

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

9.1 CONDITIONS IN FAVOUR OF BOTH PARTIES. The obligations of each party to complete the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

      (a) the compliance by the other party in all material respects with its covenants made hereunder in favour of such party to be performed on or prior to the Effective Date;

      (b) the representations and warranties of the other party made hereunder in favour of such party being true and accurate in all material respects when made and as of the Effective Date;

      (c) the receipt of all necessary government, court, regulatory and Cableshare shareholder approvals and all necessary waivers, permits, consents and orders (including the Interim Order, the Final Order and a favourable no action letter from the SEC) in respect of the Arrangement, except that neither party may rely on this condition with respect to an approval that is or was within the ability of that party to give or withhold;

      (d) no act, action, suit or proceeding having been commenced or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private Person (including any individual, corporation, firm, group or other entity) in Canada or elsewhere and no Law having been proposed, enacted, promulgated or applied to cease trade, enjoin, prohibit, unwind or impose material limitations or conditions on the transactions contemplated by this Agreement; and

      (e) in the event that Exchangeable Shares are to be issued pursuant to the Plan of Arrangement, the Trustee having executed and delivered the Voting and Exchange Trust Agreement.

9.2 CONDITIONS IN FAVOUR OF SOURCE. The obligations of Source to complete the transactions contemplated hereby are also subject to the satisfaction or waiver by it of the following conditions:

      (a) except as otherwise disclosed in the Cableshare Disclosure Documents prior to the date hereof, no material adverse change in the operations, capital, investments, financial condition or prospects of Cableshare, on a consolidated basis, having occurred since the date of the Audited Financial Statements;

      (b) Cableshare not having received prior to the Effective Time notice from holders of more than 10% of the then outstanding Class A Shares or from holders of more than 10% of the then outstanding Class B Shares of the intention of such holders to exercise their Dissent Rights;

      (c) the Exchange Ratio being not less than 5.0;

      (d) there not having occurred, developed or come into effect or existence any Law, governmental action or enquiry that, in the opinion of Source, acting reasonably, materially adversely affects or may materially adversely affect the financial condition, operations, assets or affairs of Cableshare having regard to the nature of the transactions contemplated hereby or to carry on the business of Cableshare as currently carried on or as currently proposed to be carried on;

      (e) no act, action, suit or proceeding having been commenced or taken before or by any domestic or foreign court or tribunal or governmental agency (including the Director of Investigation and Research appointed under the Competition Act (Canada)) or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private Person (including any individual, corporation, firm, group or other entity) in Canada or elsewhere and no Law or policy shall have been proposed, enacted, promulgated or applied to cease trade, enjoin, prohibit, unwind or impose material limitations or conditions on the right of Source to own or exercise full rights of ownership of the Cableshare New Common Shares after the Effective Date;

      (f) the receipt by Cableshare of all consents, waivers or approvals of the National Research Council as may be necessary in connection with the completion of the Arrangement;

      (g) all of the directors of Cableshare having tendered their resignations as directors of Cableshare, which resignations shall be in form and substance satisfactory to Source, acting reasonably, and each of which shall be effective upon acceptance by Cableshare following the Effective Time; and

      (h) Cableshare having delivered to Source a certificate of a senior officer certifying, with respect to the covenants, representations and warranties made by it in favour of Source, the matters set forth in subsections 9.1(a) and (b).

9.3 CONDITIONS IN FAVOUR OF CABLESHARE. The obligations of Cableshare to complete the transactions contemplated hereby are also subject to Source having delivered to Cableshare a certificate of a senior officer of Source certifying, with respect to the covenants, representations and warranties made by Source in favour of Cableshare, the matters set forth in subsections 9.1(a) and (b).

                                  ARTICLE 10.

                           AMENDMENT AND TERMINATION

10.1   TERMINATION. This Agreement may be terminated only as follows:

      (a) by agreement in writing by both parties;

      (b) by either party upon written notice to the other party, provided that there is no inaccuracy in or breach of any representation, warranty or covenant made herein by the party giving such notice, if the Effective Date has not occurred prior to the Termination Date;

      (c) by either party upon written notice to the other party, provided that there is no inaccuracy in or breach of any representation, warranty or covenant made herein by the party giving such notice, if a condition in favour of the party giving notice has not been satisfied by the Effective Date (or has become at any time prior thereto impossible to satisfy) and has not been waived by that party; or

      (d) by Cableshare upon written notice to Source if Cableshare's board of directors has withdrawn, suspended, modified or amended the Recommendation or shall have resolved to do any of the foregoing.

10.2   EFFECT OF TERMINATION. If this Agreement is terminated in accordance with section 10.1, then neither party shall have any further liability to perform its obligations hereunder, except those set forth in sections 10.3 and 11.4, which shall survive any termination of this Agreement, and provided that neither the termination of this Agreement nor anything contained in this section 10.2 shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of it covenants made herein.

10.3 EXPENSES. Source shall reimburse Cableshare for all reasonable out-of-pocket expenses incurred by Cableshare in connection with this Agreement and the transactions contemplated hereby within 30 days of Cableshare submitting evidence of its expenses, unless Source shall be entitled to terminate this Agreement by reason of any inaccuracy in or breach of any representation, warranty or covenant made herein by Cableshare. Except as specifically provided herein, and in section 2.6, the costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid and borne by the party incurring the same.

10.4 AMENDMENT. At any time prior to the commencement of the Cableshare Shareholders' Meeting, or at any time thereafter if the Arrangement is not approved by the requisite thresholds of votes cast thereat, this Agreement may be amended by the parties hereto, but only by agreement in writing executed and delivered by both of them. In other circumstances, this Agreement shall not be amended in a manner prejudicial to holders of Class A Shares or Class B Shares without an agreement in writing by both parties and the approval of the Cableshare shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

10.5 WAIVER WITHOUT PREJUDICE. Any party may, by written instrument, unilaterally waive performance or satisfaction of any covenant or condition in its favour, in each case without further notice to or authorization on the part of the Cableshare shareholders or the Court except as required by Law, and any such waiver shall be without prejudice to that party's other rights. No failure to exercise or delay in exercising any right or remedy hereunder or at Law on the part of either party shall impair such right or the availability of such remedy of such party or shall be construed as a waiver of, or acquiescence in, any breach of any representation, warranty or covenant contained herein, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, each other and any rights or remedies otherwise available.

                                  ARTICLE 11.

                                    GENERAL

11.1 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or transmitted by telecopy or similar means of recorded electronic communication as follows:

      (a) if to Source:        Source Media, Inc.
                               8140 Walnut Hill Lane
                               Suite 1000
                               Dallas, Texas 75231
                               U.S.A.
                               Attention:  Chairman and CEO
                               Telecopier: (214) 890-9132

      (b) if to Cableshare:    Cableshare Inc.
                               150 Dufferin Avenue
                               Suite 906
                               London, Ontario
                               Canada N6A 5N6
                               Attention:  President
                               Telecopier: (519) 663-0339

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted or, if such day is not a Business Day, on the next following Business Day.

11.2 SURVIVAL. The respective representations, warranties and covenants of the parties contained herein shall expire and be terminated and extinguished at the Effective Time unless otherwise specified.

11.3 FURTHER ASSURANCES. Each party shall promptly furnish each other party with such further documents and take or cause to be taken such further actions as may be reasonably required in order to effectuate this Agreement and the Arrangement. Each party hereto agrees to execute and deliver such instruments and documents as are reasonably required in order to carry out the intent of this Agreement.

11.4 PUBLIC ANNOUNCEMENTS. Subject to applicable Law and the policies of any stock exchange on which securities of the applicable party are listed and, in the case of Cableshare, to subsection 6.8(b), each party agrees not to make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior consent of the other party, not to be unreasonably withheld or delayed.

11.5 BINDING EFFECT AND ASSIGNMENT. This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder or under the Arrangement shall be assigned by any party hereto without the prior written consent of the other party hereto, except that Source may assign its rights hereunder to an "affiliate", as that term is defined in the Act, provided that Source remains liable for all of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

11.6 WAIVER OF JURY TRIAL. Each party hereby irrevocably waives to the fullest extent permitted by Law all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each party (a) certifies that no representative, agent or counsel of the other party has represented expressly or otherwise that the other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this section.

11.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, is determined for any reason and to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons and circumstances shall remain in full force and effect provided that the legal or economic substance of the transactions contemplated hereby is not thereby affected in a manner adverse to either party. Upon a determination that any provision of this Agreement, or the application hereof, is for any reason or to any extent invalid or unenforceable, the parties shall negotiate in good faith to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, legal, business and other purposes of the invalid or unenforceable provision.

11.8 SPECIFIC PERFORMANCE. The parties hereto agree that, if any covenant under this Agreement is not performed in accordance with its specific terms or is otherwise breached, irreparable damages would result, no adequate remedy at law, including the payment of damages, would exist, and damages would, in any event, be difficult to determine, so that the party in favour of whom such covenant is made shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at law or in equity.

11.9 CONSTRUCTION. Each party acknowledges that its legal counsel has reviewed and participated in settling the terms of this Agreement, and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party (such as the rule of construction of contra proferentem) shall not be applicable in the interpretation of this Agreement.

11.10 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

11.11 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

11.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF this Agreement has been executed on the date first written above.

                                            SOURCE MEDIA, INC.

                                            by
                                              ---------------------------------

                                            -----------------------------------


                                            CABLESHARE INC.

                                            by
                                              ---------------------------------

                                            -----------------------------------